Exhibit 10.2

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of May 19, 2005, is made by and between GE Canada Finance Holding Company, as collateral agent for First Lien Secured Parties (as hereinafter defined) (together with any replacement or successor agent, “First Lien Collateral Agent”), Wells Fargo Bank, N.A., as agent for Second Lien Secured Parties (as hereinafter defined) (together with any replacement or successor agent, “Trustee”) and Computershare Trust Company of Canada, as a sub-collateral agent under the Indenture (as herein after defined) (the “Sub-Collateral Agent”, each of the Trustee, the Sub-Collateral Agent and any other sub-collateral agent appointed pursuant to Section 20(l) hereof, being a “Second Lien Collateral Agent” and collectively, the “Second Lien Collateral Agents”; and together with First Lien Collateral Agent, the “Agents”).

RECITALS:

A. Pursuant to the First Lien Credit Agreement (capitalized terms used but not defined in these recitals shall have the meanings given to such terms in Section 1(a) hereof), First Lien Lenders have agreed to provide to North American Energy Partners Inc., a Canadian corporation (“Company”), a revolving credit facility in the aggregate principal amount of $40,000,000, to be guaranteed by NACG Preferred Corp., a Canadian corporation, and certain subsidiaries of Company which are Subsidiary Guarantors, and, in connection therewith, each Debtor has granted or will grant to First Lien Collateral Agent, for the benefit of First Lien Lenders, Liens on the Collateral.

B. Pursuant to the First Lien Credit Agreement, certain Debtors have entered and may from time to time enter into one or more First Lien Hedge Agreements with First Lien Hedge Agreement Counterparties (such First Lien Hedge Agreement Counterparties, together with First Lien Lenders, the First Lien Administrative Agent and First Lien Collateral Agent, “First Lien Secured Parties”), and in connection therewith, each Debtor has granted or will grant to First Lien Collateral Agent, for the benefit of First Lien Hedge Agreement Counterparties, Liens on the Collateral.

C. Debtors have executed and delivered to First Lien Collateral Agent the Company Pledge Agreement, the Subsidiary Pledge Agreements, the Debentures and the Deposit Instruments.

D. Pursuant to the Indenture, Second Lien Holders have purchased and/or hold $60,481,000 aggregate principal amount of Senior Second Lien Secured Notes, guaranteed by the Subsidiary Guarantors and, in connection therewith, the Company and each Subsidiary Guarantor has granted or will grant to the Second Lien Collateral Agents, for the benefit of Second Lien Holders, Liens on the Collateral.

E. Debtors have executed and delivered to Second Lien Collateral Agents the Second Lien Company Pledge Agreement, the Second Lien Subsidiary Pledge Agreements, the Second Lien Debentures and the Second Lien Deposit Instruments.

F. Secured Parties desire to set forth their agreement with respect to, among other things, (i) the appointment, duties and responsibilities of Agents hereunder, (ii) the relative priorities of the Liens securing the First Lien Claims and the Liens securing the Second Lien Claims, (iii) the exercise of remedies with respect to the Collateral, and (iv) the allocation of any realizations upon the Collateral.

NOW THEREFORE, the parties hereto agree as follows:

1. Interpretation.

(a) Definitions. As used herein (including in the recitals hereof), the following terms shall have the following meanings:

“Agents” has the meaning assigned to that term in the introductory paragraph hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Province of Alberta, the Province of Ontario or in New York, New York, or is a day on which banking institutions located in either of such provinces or such state are authorized or required by law or other governmental action to close.

“Claims” means the First Lien Claims and the Second Lien Claims.

“Collateral” means all collateral pledged or secured by the Collateral Documents.

“Collateral Documents” means, collectively, the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Company” has the meaning assigned to that term in the recitals hereof.

“Company Pledge Agreement” means the “Company Pledge Agreement” as defined in the First Lien Credit Agreement.

“Credit Documents” means, collectively, (a) the First Lien Loan Documents and First Lien Hedge Agreements, and (b) the Second Lien Note Documents.

“Debenture” means a “Debenture” as defined in the First Lien Credit Agreement.

“Debtors” means the Company and the Subsidiary Guarantors.

“Deposit Instrument” means any “Deposit Instrument” as defined in the First Lien Credit Agreement.

“DIP Financing” has the meaning assigned to that term in Section 5(b) hereof.

“Enforcement Action” means and includes, with respect to any Collateral of any Secured Party, (i) exercising any rights or remedies, including repossessing, seizing, selling, leasing, foreclosing upon, or otherwise disposing by such Secured Party or the applicable Agent or its agent (or any receiver appointed by or at the request of such Secured Party) of all or any part of such Collateral, or exercising notification, collection, realization or execution rights with respect to all or any portion thereof, or attempting or agreeing to do any of the foregoing; (ii) exercising voting rights in respect of any Collateral comprising equity interests; (iii) commencing or prosecuting the enforcement with respect to such Collateral of any of the rights and remedies under any of the applicable agreements or documents to which such Secured Party is a party or under applicable laws or equity; (iv) offering, or proposing to apply any of the Second Lien Claims as a credit on account of the purchase price for any Collateral payable by Second Lien Secured Parties at any public or private sale of the Collateral; (v) appropriating, setting off, recouping or applying any part or all of such Collateral in the possession of, or coming into the possession of, such Secured Party or Agent or its agent or bailee, to such Secured Party’s Claim; or (vi) exercising any other rights or remedies of a secured creditor under the PPSA, under any Insolvency Law or under any other comparable law, including appointing or requesting the appointment of a receiver with respect to all or any portion of the Collateral; provided, however, that (i) nothing contained in this Agreement shall be deemed to prohibit the Second Lien Collateral Agents and Second Lien Secured Parties from offering or proposing to apply any of the Second Lien Claims as a credit on account of the purchase price for any Collateral payable by Second Lien Secured Parties at any public or private sale of the Collateral (including any sale in connection with an Insolvency or Liquidation Proceeding) in which the First Lien Claims are Paid in Full, (ii) the exercise by First Lien Collateral Agent of control over any Person’s depository accounts pursuant to any lockbox arrangements or blocked account arrangements, without more, shall not constitute “Enforcement Action”, (iii) the filing of any proof of claim or other notice of claim in any Insolvency or Liquidation Proceeding involving a Debtor shall not be deemed to be an “Enforcement Action”, (iv) voting on a plan of reorganization in an Insolvency or Liquidation Proceeding shall not be deemed to be an “Enforcement Action”, and (v) the taking of actions that are not and could not reasonably be expected to be adverse to the First Lien Secured Parties by any Second Lien Collateral Agent to preserve or protect the Lien of the Second Lien Secured Parties and which are not designed to enforce any right or remedy shall not be deemed to be an Enforcement Action.

“First Lien Administrative Agent” means BNP PARIBAS (Canada) as administrative agent under the First Lien Credit Agreement.

“First Lien Collateral Agent” has the meaning assigned to that term in the introductory paragraph hereof.

“First Lien Claims” means all present and future claims of any one or more of First Lien Secured Parties against Debtors, or any of them, for the payment of money arising out of or related to (i) the extension of credit or other financial accommodations by First Lien Secured Parties to Debtors under the First Lien Credit Agreement (including all “Obligations” as defined therein), (ii) any refinancing, replacement, refunding or restatement of all or any portion thereof, (iii) any First Lien Hedge Agreement, (iv) any of the other First Lien Loan Documents (provided that the amount of the First Lien Claims in respect of the First Lien Credit Agreement, the First Lien Loan Documents and any refinancing, replacement, refunding or restatement thereof shall be subject to the limitations on the aggregate principal amount of the obligations outstanding under the First Lien Credit Agreement set forth in clause (2) of the definition of the term “Permitted Indebtedness” as defined in the Indenture as in effect on the date hereof) or (v) any DIP Financing, including, in each case, all claims for principal and interest (including post-petition interest, fees and costs even if such interest, fees and costs are not an allowed claim enforceable against any Debtor in a bankruptcy case under applicable law), reimbursement obligations in respect of Letters of Credit, indemnification obligations and reimbursement of fees, costs and expenses, or otherwise (including payments for early termination of First Lien Hedge Agreements), whether fixed or contingent, matured or unmatured, liquidated or unliquidated.

“First Lien Collateral Documents” means the Debentures, the Deposit Instruments, the Company Pledge Agreement, the Subsidiary Pledge Agreement, and any other document or instrument executed and delivered pursuant to any First Lien Loan Document at any time or otherwise pursuant to which a Lien is granted by a Debtor to secure the First Lien Claims or under which rights or remedies with respect to any such Lien are governed (excluding the Holdings Pledge Agreement except as provided in Section 2(f) hereof).

“First Lien Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among Company, the financial institutions from time to time party thereto, BNP PARIBAS (Canada), as administrative agent, and GE Canada Finance Holding Company, as collateral agent, as amended, supplemented, modified or restated from time to time, and any replacement agreement or facility existing at any time to refund, refinance, replace or renew (including subsequent or successive refinancings, replacements and renewals whether with the same or different lenders), in whole or in part, amounts outstanding thereunder plus any additional amounts.

“First Lien Hedge Agreements” means the “Swap Agreements” as defined in the Indenture as in effect on the date hereof to the extent they constitute “Secured Swap Obligations” under the First Lien Credit Agreement.

“First Lien Hedge Agreement Counterparty” means any swap counterparty to a First Lien Hedge Agreement, and collectively the “First Lien Hedge Agreement Counterparties”.

“First Lien Lenders” means “Lenders” as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the “Loan Documents” as defined in the First Lien Credit Agreement, in each case as amended, supplemented, modified or restated from time to time, and such similar documents entered into in connection with any refinancing, replacement or renewal (including subsequent or successive refinancings, replacements and renewals) of the facilities under the First Lien Credit Agreement.

“First Lien Secured Parties” has the meaning assigned to that term in the recitals hereof.

“Holdings Pledge Agreement” means “Holdings Pledge Agreement” as defined in the First Lien Credit Agreement.

“Indenture” means that certain Indenture, dated as of May 19, 2005 and pursuant to which the Senior Second Lien Secured Notes are issued, as such indenture may be amended, supplemented, modified or restated from time to time to the extent permitted hereunder and under the First Lien Credit Agreement.

“Insolvency Law” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), Companies Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), in each case as now or hereinafter in effect and any successor statute thereto, and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, arrangement or similar laws of Canada or other applicable jurisdictions from time to time that have become applicable in connection with the insolvency or restructuring of any Debtor.

“Insolvency or Liquidation Proceeding” means:

(i) any dissolution, winding-up, total or partial liquidation, adjustment or readjustment of debt, reorganization, compromise, arrangement with creditors, plan of arrangement, proposal or similar proceedings under any Insolvency Law of or with respect to any Debtor or its property or liabilities, in each case under any Insolvency Law;

(ii) any dissolution, winding-up, total or partial liquidation, adjustment or readjustment of debt, reorganization, compromise, arrangement with creditors, plan of arrangement or similar proceedings under the arrangement provisions of any applicable corporate law (in any case which involves the alteration, amendment, conversion, compromise, satisfaction or discharge of obligations of any or all creditors) of or with respect to any Debtor or its property or liabilities (but which, for certainty, shall exclude any dissolution, winding-up, liquidation, consolidation, merger or amalgamation of a solvent Debtor into another solvent Debtor permitted by the First Lien Credit Agreement as in effect on the date hereof);

(iii) any bankruptcy, insolvency, receivership, petition or assignment in bankruptcy, or assignment for the benefit of creditors under any Insolvency Laws of or with respect to any Debtor;

(iv) any marshalling of property and liabilities of any Debtor under any Insolvency Law; or

(v) any proceedings in relation to any of the foregoing,

whether any of the foregoing is voluntary or involuntary, partial or complete, and includes any such proceedings initiated or consented to by any Debtor.

“Letters of Credit” means a commercial or standby letter of credit issued pursuant to any First Lien Loan Document.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“PPSA” means the Personal Property Security Act (Alberta) or any similar or equivalent legislation in effect in any applicable jurisdiction.

“Paid in Full”, “Pay in Full” or “Payment in Full” means the irrevocable termination of all commitments to extend credit that would constitute First Lien Claims, the payment in full in cash of all First Lien Claims and the discharge thereof in accordance with the First Lien Loan Documents and the First Lien Hedge Agreements (except undrawn letters of credit and Unasserted Obligations), including principal, interest, fees, costs (including post-petition interest, fees and costs even if such interest, fees and costs are not an allowed claim enforceable against any Debtor in a bankruptcy case under applicable law) and premium (if any), and the discharge or cash collateralization (by first priority liens on such cash collateral) of all Letters of Credit outstanding under any First Lien Loan Documents in an amount equal to 105% of the greatest amount for which such Letters of Credit may be drawn.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited or unlimited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state, provincial or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Proceeds” has the meaning given to such term in the PPSA.

“receiver” means a receiver or receiver and manager and includes any liquidator or similar official lawfully appointed with respect to all or a portion of the Collateral.

“Recovery” has the meaning assigned to that term in Section 17 hereof.

“Second Lien Claims” means all present and future claims of any one or more of Second Lien Secured Parties against Debtors, or any of them, for the payment of money arising out of or related to the Senior Second Lien Secured Notes or other financial accommodations by Second Lien Secured Parties to Debtors under the Indenture, any refinancing, replacement refunding or restatement of all or any portion thereof, or any of the other Second Lien Note Documents, including all claims for principal and interest (including post-petition interest, fees and costs even if such interest, fees and costs are not an allowed claim enforceable against any Debtor in a bankruptcy case under applicable law), indemnification obligations and reimbursement of fees, costs and expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated.

“Second Lien Collateral Agent” has the meaning assigned to that term in the introductory paragraph hereof.

“Second Lien Collateral Documents” means the Second Lien Debentures, the Second Lien Deposit Instruments, the Second Lien Company Pledge Agreement, the Second Lien Subsidiary Pledge Agreement and any other document or instrument executed and delivered pursuant to any Second Lien Note Document at any time or otherwise pursuant to which a Lien is granted by a Debtor to secure the Second Lien Claims or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Company Pledge Agreement” means “Pledge Agreement” as defined in the Indenture granted by the Company.

“Second Lien Debentures” means “Debentures” as defined in the Indenture.

“Second Lien Deposit Instruments” means “Deposit Instruments” as defined in the Indenture.

“Second Lien Holders” means “Holders” as defined in the Indenture.

“Second Lien Note Documents” means the Senior Second Lien Secured Notes, the Indenture, the Second Lien Collateral Documents and the “Guarantees” as such term is defined in the Indenture, as such agreements and documents may be amended, supplemented, modified or restated from time to time to the extent permitted hereunder and under the First Lien Credit Agreement.

“Second Lien Secured Parties” means the Second Lien Holders and the Second Lien Collateral Agents.

“Second Lien Subsidiary Pledge Agreements” means “Pledge Agreements” as defined in the Indenture granted by the Subsidiary Guarantors.

“Secured Parties” means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

“Senior Second Lien Secured Notes” means the U.S.$60,481,000 in aggregate principal amount of 9% Senior Secured Notes due 2010 of Company issued pursuant to the Indenture, any Additional Notes issued pursuant to the Indenture and any exchange notes containing substantially identical terms issued as contemplated in the Indenture (except that such exchange notes will not contain terms with respect to transfer restrictions or the accrual of liquidated damages).

“Standstill Period” has the meaning set forth in Section 4(e) hereof.

“St. Paul Priority Agreement” means that certain Priority Agreement dated May 19, 2005 among St. Paul Guarantee Insurance Company, NACG Holdings Inc. and is subsidiaries, BNP PARIBAS (Canada), GE Canada Finance Holding Company, Computershare Trust Company of Canada and Wells Fargo Bank, NA.

“Sub-Collateral Agent” has the meaning assigned to that term in the introductory paragraph hereof.

“Subsidiary Guarantor” means any “Subsidiary Guarantor” as defined in the First Lien Credit Agreement.

“Subsidiary Pledge Agreements” means “Subsidiary Pledge Agreements” as defined in the First Lien Credit Agreement.

“Trustee” has the meaning assigned to that term in the introductory paragraph hereof.

“Unasserted Obligations” means, at any time, obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

(b) Terms Generally. Unless otherwise expressly provided herein, references to Credit Documents and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto to the extent entered into in a manner which is not prohibited by, or in violation of any provision of, the First Lien Loan Documents, the Second Lien Note Documents and this Agreement. All terms used in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa. The use of the word “include” or “including” in this Agreement, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “property” shall refer to any and all tangible and intangible assets and real and personal properties, including cash, securities, accounts and contract rights.

2. Lien Subordination.

(a) Relative Priorities. All Liens in favor of Second Lien Secured Parties now or hereafter existing with respect to any Collateral, including judgment Liens, shall be subject, subordinate, postponed and junior in all respects and at all times to the Liens in favor of First Lien Secured Parties now or hereafter existing with respect to such Collateral (it being understood that no such Liens of Second Lien Secured Parties shall extend to or cover any property other than the property subject to the first priority Liens of First Lien Secured Parties).

The foregoing allocation of priorities shall govern the relationship of the parties with respect to the Collateral irrespective of (i) the time, order or manner of creation, grant, attachment or perfection of any of such Liens, (ii) the time or order of filing of financing statements or other registrations in respect of the Liens, or any defect or deficiency in such financing statements or registrations or failure to register and perfect the Liens, (iii) the acquisition of purchase money or other Liens, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other Liens, (iv) the rules for determining priority (or any other provisions) under the PPSA or any other law or rule governing relative priorities of Secured Parties, or (iv) the fact that any such Liens in favor of any First Lien Secured Party with respect to any Collateral are (A) subordinated to any Lien securing any obligation of any Debtor other than the Second Lien Claims or (B) otherwise subordinated, postponed, voided, avoided, invalidated, released, discharged or lapsed under applicable law or otherwise, or any other circumstances whatsoever.

The Lien subordination provisions in this Section 2 shall be enforceable directly by the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, and the First Lien Secured Parties shall be deemed to have acquired and committed to the First Lien Claims, whether now existing or hereafter arising, in reliance upon the provisions of this Section 2.

For greater certainty, the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, hereby consents to the granting by the Debtors of the Liens under the Second Lien Collateral Documents, and each of the Second Lien Collateral Agents on behalf of the Second Lien Secured Parties hereby consents to the granting by the Debtors of the Liens under the First Lien Collateral Documents.

(b) Prohibition on Contesting Liens. Each Second Lien Collateral Agent and each Second Lien Secured Party agrees that it shall not (and it hereby waives any right to) directly or indirectly take any action at any time (including in any Insolvency or Liquidation Proceeding) to contest or challenge, or support or join in any contest or challenge to, the validity, legality, extent, enforceability, perfection or priority of any of the First Lien Claims, any of the documents or instruments evidencing such First Lien Claims or any of the Liens of First Lien Collateral Agent on any of the Collateral or on the collateral pledged pursuant to the Holdings Pledge Agreement. Except as otherwise contemplated herein, First Lien Collateral Agent and each First Lien Secured Party agrees that it shall not (and it hereby waives any right to) directly or indirectly take any action at any time (including in any Insolvency or Liquidation Proceeding) to contest or challenge, or support or join in any contest or challenge to, the validity, legality, extent, enforceability or perfection of any of the Second Lien Claims, any of the documents or instruments evidencing such Second Lien Claims or any of the Liens of any Second Lien Collateral Agent on any of the Collateral; provided that, nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party to enforce this Agreement and the relative priorities of the Liens of the First Lien Secured Parties and the Liens of the Second Lien Secured Parties provided hereunder.

(c) Rights of Set-Off. For the purposes of the allocation of priorities described in Section 2(a), any claim of a right of set-off shall be treated in all respects as a security interest, and no claimed right of set-off shall be asserted by any Second Lien Secured Party to defeat or diminish the rights or priorities of the Lien of any First Lien Secured Party provided for herein.

(d) Other Persons. The priorities set forth herein are solely for the purpose of establishing the relative rights of Secured Parties, and there are no other Persons who are intended to be benefited in any way by this Agreement, except, to the extent expressly set forth herein, the Debtors. Nothing herein affects the relative priority of any other secured party of a Debtor who is not a party to this Agreement.

(e) Further Assurances. Each Secured Party (at the sole cost and expense of the Debtors, to the extent so provided in the Credit Documents) and each Debtor shall promptly execute and deliver to any Secured Party any and all financing statements or registration documents, subordination or priority agreements and other documents, and shall take all such other actions, as reasonably requested by a Secured Party to the extent necessary to effectuate the terms of this Agreement.

(f) No New Liens. The parties hereto agree that until all First Lien Claims have been Paid in Full, Second Lien Secured Parties shall not at any time (including during any Insolvency or Liquidation Proceeding), without the consent of First Lien Collateral Agent, acquire or hold any Lien on any property of any Debtor securing any Second Lien Claims which property is not also subject to a first priority Lien in favor of the First Lien Secured Parties under the First Lien Collateral Documents. If Second Lien Secured Parties shall (whether or not in breach hereof) acquire or hold any Lien on any property of any Debtor securing any Second Lien Claims which property is not also subject to the first priority Lien in favor of First Lien Secured Parties under the First Lien Loan Documents, then Second Lien Secured Parties shall, notwithstanding anything to the contrary in any other Second Lien Note Document, (i) be deemed to hold and have held such Lien for the benefit of First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, as security for the First Lien Claims and shall assign such Lien to First Lien Collateral Agent (in which case a Second Lien Collateral Agent may retain a junior Lien on such property subject to the terms hereof), and any amounts received by or distributed to any of the Second Lien Secured Parties pursuant to or as a result of such Lien shall be distributed in accordance with Section 6, or (ii) if so requested by First Lien Collateral Agent, release such Lien.

Second Lien Secured Parties hereby acknowledge that in addition to the Liens on the Collateral, the First Lien Claims are to be secured by the Holdings Pledge Agreement, and that the Second Lien Secured Parties do not have, and until the First Lien Claims are Paid in Full, shall not take, a Lien on the collateral pledged under the Holdings Pledge Agreement. If the Second Lien Secured Parties take a Lien on the collateral pledged under the Holdings Pledge Agreement in violation of this provision, then without limiting the rights of the First Lien Collateral Agent for breach of this Agreement (including the right to require the Second Lien Secured Parties to release such Lien), (i) the Holdings Pledge Agreement shall constitute a First Lien Collateral Document under this Agreement, (ii) the pledge agreement pursuant to which such Lien was granted to the Second Lien Secured Parties shall constitute a Second Lien Collateral Document under this Agreement, and (iii) the collateral pledged under the Holdings Pledge Agreement and the collateral pledged under such corresponding pledge agreement entered into by the Second Lien Secured Parties shall constitute Collateral under this Agreement.

(g) Notice of Registration. The First Lien Collateral Agent agrees to provide the Trustee and each Second Lien Collateral Agent agrees to provide the First Lien Collateral Agent with prior written notice of its intention to effect any new registrations or amend or otherwise modify any registrations in respect of its Liens under its respective Collateral Documents, including (i) the registration of any of its Collateral Documents in any new jurisdiction, (ii) any new serial number registrations or (iii) any specific registrations against any individual parcels or leases of real property. In all events, the Second Lien Secured Parties agree that the First Lien Collateral Documents and the Liens created thereunder are intended to be (and shall be deemed to be) registered prior to the registration of the Second Lien Collateral Documents and the Liens created thereunder.

(h) Second Lien Note Documents. All Second Lien Note Documents shall be submitted to First Lien Collateral Agent for its review to determine compliance with this Agreement, and all of the Second Lien Collateral Documents shall bear the following legend disclosing the existence of this Agreement:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Trustee] pursuant to this Agreement and the exercise of any right or remedy by the [Trustee] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May [•], 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between the [•] as collateral agent for the First Lien Secured Parties thereunder and the [Trustee], as agent for the Second Lien Secured Parties thereunder, and such other Persons that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

3. Enforcement Rights.

(a) Exclusive Enforcement. Each Second Lien Secured Party agrees that until all First Lien Claims have been Paid in Full:

(i) it will not take any Enforcement Action (or support or join with any other Person in taking any Enforcement Action) with respect to any Collateral except after the termination of the Standstill Period, and then only in accordance with Section 4(e); and

(ii) subject to the terms of this Agreement, the First Lien Secured Parties may, at their option at any time (including during any Insolvency or Liquidation Proceeding), take any action and exercise any right or remedy they deem appropriate with respect to the Collateral, and nothing in the Second Lien Collateral Documents or any other Second Lien Note Document shall in any way restrict the rights and remedies of the First Lien Secured Parties with respect to the Collateral, and none of the Second Lien Secured Parties (whether as secured or unsecured creditors) shall take any action (or support or join with any other Person taking any action) that would hinder, delay, limit or prohibit the exercise of any rights or remedies by any First Lien Secured Party or any Enforcement Action taken by the First Lien Secured Party.

Each of the Second Lien Secured Parties hereby waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Secured Party seeks to enforce or collect the First Lien Claims or the Liens granted in any of the First Lien Collateral Documents, regardless of whether any action or failure to act by or on behalf of the First Lien Secured Parties is adverse to the interest of the Second Lien Secured Parties.

(b) Cooperation. Each Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it shall take such actions (at the sole cost and expense of Debtors, to the extent provided in the Credit Documents) as First Lien Collateral Agent shall reasonably request in connection with the exercise by First Lien Secured Parties of their rights set forth herein.

(c) No Additional Rights for Debtors Hereunder. Except as provided in Section 3(d) hereof, if any First Lien Secured Party or any Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Debtor shall be entitled to use such violation as a defense to any action by any First Lien Secured Party or any Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set-off or recoupment against any First Lien Secured Party or any Second Lien Secured Party.

(d) Actions upon Breach.

(i) If any Second Lien Secured Party, contrary to this Agreement, commences or participates in any Enforcement Action against Company, any other Debtor or the Collateral, Debtors, with the prior written consent of First Lien Collateral Agent, may interpose as a defense to or dilatory plea in respect of such Enforcement Action (as opposed to the underlying Second Lien Claims) the making of this Agreement, and any First Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of Company or such other Debtor (and, if in the name of the Company, with no liability to the Company arising from the manner in which such action is pursued).

(ii) Should any Second Lien Secured Party, contrary to this Agreement, in any way take, or attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Lien Secured Party (in its or their own name or in the name of Company, and, if in the name of the Company, with no liability to the Company arising from the manner in which such action is pursued) or Company may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Second Lien Collateral Agent on behalf of each Second Lien Secured Party that (x) First Lien Secured Parties’ and Company’s damages or irreparable harm from its actions may at that time be difficult to ascertain and may be irreparable, and (y) each Second Lien Secured Party waives any defense that Company and/or First Lien Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

(e) Judgment Lien. In the event that any Second Lien Secured Party is granted a judgment Lien in respect of Collateral as a result of its enforcement of rights or remedies as a secured or unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement in the same manner as the other Liens in favor of the Second Lien Secured Parties (including with respect to the relative priorities in relation to the Liens in favor of the First Lien Secured Parties and the application of proceeds).

4. Standstill and Waivers. Each Second Lien Secured Party agrees that until the First Lien Claims are Paid in Full (including during any Insolvency or Liquidation Proceeding):

(a) it will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Collateral pari passu with or senior to, or to give Second Lien Secured Parties any preference or priority relative to, the Liens in favor of First Lien Secured Parties with respect to such Collateral;

(b) it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by any First Lien Secured Party or any receiver appointed by or at the request of the First Lien Secured Parties (or any of them) or any other Enforcement Action taken by any such Person;

(c) it has no right to (i) direct either any First Lien Secured Party or any receiver acting on behalf of the First Lien Secured Parties (or any of them) to exercise any right, remedy or power with respect to the Collateral or pursuant to the First Lien Loan Documents or (ii) consent or object to the exercise by any First Lien Secured Party or by any receiver appointed by or at the request of the First Lien Secured Parties (or any of them) of any right, remedy or power with respect to the Collateral or pursuant to the First Lien Loan Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent it may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, it hereby irrevocably waives such right);

(d) it will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First Lien Secured Party or any receiver appointed by or at the request of the First Lien Secured Parties (or any of them) seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Lien Secured Party nor any such receiver shall be liable for, any action taken or omitted to be taken by any First Lien Secured Party or any such receiver with respect to the Collateral or pursuant to the First Lien Loan Documents;

(e) it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize or foreclose upon, the Collateral; provided, however, that the Second Lien Collateral Agents may exercise any or all of such rights after the passage of a period of 210 days from the date of delivery of a notice in writing to the First Lien Collateral Agent of its intention to exercise its right to take such actions (the “Standstill Period,”); provided, further, however, in no event shall any Second Lien Collateral Agent or any Second Lien Secured Party exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration or inapplicability of the Standstill Period, any First Lien Secured Party or any receiver appointed by or at the request of the First Lien Secured Parties (or any of them) shall have commenced the exercise of any of their or its rights or remedies with respect to any material portion of the Collateral and is diligently pursuing such rights or remedies in good faith; or

(f) except as set forth in clause (e) above, it will not exercise any other rights (other than the right to perfect the Liens in favor of the Second Lien Collateral Agents as contemplated under the Second Lien Note Documents in accordance with the terms of this Agreement) or remedies under the Second Lien Note Documents with respect to any Collateral.

5. Insolvency or Liquidation Proceedings.

(a) Filing of Motions. Until the First Lien Claims are Paid in Full, each Second Lien Secured Party agrees that it shall not, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including with respect to the determination of any Liens or claims held by any First Lien Secured Party (including the validity, extent, perfection, priority and enforceability thereof) or the value of any claims of any First Lien Secured Party under any Insolvency Law, or otherwise, and it shall not support or join with any other Person in any of the foregoing; provided that (i) any Second Lien Collateral Agent may defend against any action in any Insolvency or Liquidation Proceeding to avoid its Lien on the Collateral, (ii) Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Second Lien Secured Parties, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, and (iii) Second Lien Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Claims and the Collateral.

(b) Financing Matters. Until the First Lien Claims are Paid in Full, if any Debtor becomes subject to any Insolvency or Liquidation Proceeding, and if First Lien Collateral Agent or First Lien Secured Parties desire to consent (or not object) to the use of cash collateral on which First Lien Secured Parties or any other creditor has a Lien, or to provide financing to any Debtor under any Insolvency Law, or to consent (or not object) to the provision of such financing supported by security or priority security as may be ordered by a court of competent jurisdiction, to any Debtor by any third party (such financing, whether provided by a First Lien Secured Party or any third party, is referred to herein as a “DIP Financing”), then Second Lien Secured Parties agree that they (i) will be deemed to have consented to, and will raise no objection to, the use of such cash collateral or to such DIP Financing, (ii) will not request or accept any form of relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5(d) hereof, and (iii) to the extent the Liens in favor of First Lien Secured Parties securing the First Lien Claims (other than claims in respect of such DIP Financing) are subordinated to, or pari passu with, the Liens securing such DIP Financing, will subordinate and postpone (and will be deemed hereunder to have subordinated and postponed) the Liens in favor of Second Lien Secured Parties (x) to such DIP Financing and such subordination and postponement will not alter in any manner the terms of this Agreement (and, if the First Lien Secured Parties’ Liens securing the First Lien Claims (other than claims in respect of the DIP Financing) are subordinated to the Liens securing the DIP Financing, the Second Lien Secured Parties’ Liens will be subordinated to the DIP Financing on the same terms and conditions as such First Lien Secured Parties’ Liens securing the First Lien Claims (other than claims in respect of the DIP Financing)), (y) to any additional security or other relief provided to

First Lien Secured Parties in respect of the First Lien Claims (other than claims in respect of the DIP Financing) and (z) to any priority granted for administrative claims, directors’ charges, professional fees and bankruptcy trustee, proposal trustee, receiver or monitor fees agreed to by First Lien Collateral Agent or First Lien Secured Parties.

(c) Relief From any Stay of Creditor Proceedings. Second Lien Secured Parties agree that until the First Lien Claims are Paid in Full, they will not (i) seek relief from any stay of proceedings in any Insolvency or Liquidation Proceeding or take any action in derogation of such stay, in each case in respect of any Collateral, without the prior written consent of First Lien Collateral Agent (which consent shall not be unreasonably delayed, conditioned or withheld), or (ii) oppose any request by any First Lien Secured Party to seek relief from any stay of proceedings in any Insolvency or Liquidation Proceeding in respect of any Collateral.

(d) Additional Collateral and Relief. Second Lien Secured Parties agree that until the First Lien Claims are Paid in Full, they shall not object to, contest, or support or join any other Person objecting to or contesting, (i) any request by First Lien Collateral Agent or any other First Lien Secured Party for additional or replacement Liens or collateral or other relief in respect of First Lien Claims, (ii) any objection by First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding based on a claim of a lack of sufficient collateral or protection for the First Lien Claims, or (iii) the payment of interest, fees, expenses or other amounts to First Lien Collateral Agent or any other First Lien Secured Party in respect of, or related to, the First Lien Claims or any receiver appointed by or at the request of the First Lien Secured Parties (or any of them) under any Insolvency Law, or otherwise. Notwithstanding anything contained in this Section and in Section 5(b) hereof, in any Insolvency or Liquidation Proceeding, (x) Second Lien Secured Parties may seek, support, accept or retain additional collateral or Liens only if (A) First Lien Secured Parties are also granted the same additional collateral or Liens as security for the First Lien Claims and (B) the collateral or Liens in favor of the Second Lien Secured Parties is subordinated and postponed to the Liens in favor of First Lien Secured Parties securing the First Lien Claims (including the Liens securing the DIP Financing (if applicable)) on the same basis as the other Liens in favor of Second Lien Secured Parties are so subordinated and postponed to the Liens in favor of the First Lien Secured Parties under this Agreement (subject to Section 5(b)(iii)(z) above), and (y) in the event any Second Lien Secured Party receives additional collateral or Liens, then Second Lien Secured Parties agree that First Lien Collateral Agent shall have a senior Lien and claim on such additional collateral or Liens as security for the First Lien Claims and that any Lien on any additional collateral securing the Second Lien Claims shall be subordinated and postponed to the Liens on such collateral securing the First Lien Claims (including any DIP Financing (if applicable)), and all obligations relating thereto, and to any other Liens granted to First Lien Secured Parties as additional relief in respect of the First Lien Claims, with such subordination to be on the same terms that the other Liens securing the Second Lien Claims are subordinated and postponed to the Liens securing the First Lien Claims under this Agreement.

(e) Asset Dispositions in an Insolvency or Liquidation Proceeding. Neither any Second Lien Collateral Agent nor any other Second Lien Secured Party shall, in an Insolvency or Liquidation Proceeding, oppose any sale or disposition of any assets of any Debtor that is supported by First Lien Secured Parties, and each Second Lien Collateral Agent and each other Second Lien Secured Party will be deemed to have consented under any Insolvency Law or in any Insolvency and Liquidation Proceeding to any sale supported by First Lien Secured Parties and to have released its Liens in such assets upon the consummation of such sale.

(f) Separate Grants of Security and Separate Classification. Each Second Lien Collateral Agent and each other Second Lien Secured Party acknowledge and agree that (i) the grants of Liens pursuant to each of the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Claims are fundamentally different from the First Lien Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of First Lien Secured Parties and Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against Debtors in respect of the Collateral with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by Second Lien Secured Parties), First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and other First Lien Claims before any distribution is made in respect of the Second Lien Claims, with each Second Lien Collateral Agent and each other Second Lien Secured Party hereby acknowledging and agreeing to hold in trust for and turn over to First Lien Collateral Agent for itself and on behalf of the First Lien Secured Parties amounts otherwise received or receivable by it (whether before, during or after any Insolvency or Liquidation Proceeding) to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of Second Lien Secured Parties.

(g) No Waivers of Rights of First Lien Secured Parties. Nothing contained herein shall prohibit or in any way limit First Lien Collateral Agent or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Lien Collateral Agent or any other Second Lien Secured Party, including the seeking by any Second Lien Collateral Agent or any other Second Lien Secured Party of additional or replacement Liens or collateral or other relief or protection (except as expressly permitted under Section 5(d)) or the asserting or exercise by any Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Note Documents or otherwise.

(h) Other Matters. To the extent that any Second Lien Collateral Agent or any other Second Lien Secured Party has or acquires rights under any Insolvency Law (or any similar provisions under any other comparable law) with respect to any of the Collateral, each Second Lien Collateral Agent and each other Second Lien Secured Party agree not to assert any of such rights without the prior written consent of First Lien Collateral Agent; provided that if requested by First Lien Collateral Agent, the applicable Second Lien Collateral Agent shall timely exercise such rights in the manner requested by First Lien Collateral Agent, including any rights to payments in respect of such rights.

(i) Effectiveness in Insolvency or Liquidation Proceeding. This Agreement shall be effective before and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Debtor shall include such Debtor as a debtor-in-possession and any receiver or trustee for such Debtor in any Insolvency or Liquidation Proceeding.

(j) Plans of Reorganization. Second Lien Secured Parties shall not, with respect to any secured claims, support or vote in favor of any plan of reorganization (and they shall vote and shall be deemed to have voted to reject any plan of reorganization) unless (x) the First Lien Claims are Paid in Full under such plan or (y) such plan is accepted by the class of holders of First Lien Claims voting thereon and is supported by First Lien Collateral Agent.

6. Distributions of Proceeds of Collateral.

(a) All realizations upon the Collateral or any part thereof (whether occurring before or after the commencement of a case under any Insolvency Law or any other Insolvency or Liquidation Proceeding and including realizations resulting from sales by a Debtor), including any realizations by way of an Enforcement Action (but excluding, for the avoidance of doubt, the use or application of Proceeds of Collateral by Debtors prior to the acceleration of the First Lien Claims or the commencement of an Insolvency or Liquidation Proceeding, in each case, to the extent permitted by, and in accordance with the terms of, the First Lien Credit Agreement and the Indenture) shall be applied as follows:

(i) First, to the costs and expenses of sale, collection or other realization with respect to the Collateral incurred by First Lien Collateral Agent or, solely in the case of an Enforcement Action by a Second Lien Collateral Agent permitted hereunder, by such Second Lien Collateral Agent, including reasonable compensation to First Lien Collateral Agent or such Second Lien Collateral Agent, as applicable, and its agents and counsel, all expenses, liabilities and advances made or incurred by First Lien Collateral Agent or such Second Lien Collateral Agent in connection therewith, all amounts for which First Lien Collateral Agent or the Second Lien Collateral Agents are entitled to indemnification under the First Lien Loan Documents or Second Lien Note Documents, as applicable, all advances made by the First Lien Collateral Agent for the account of a Debtor pursuant to the First Lien Loan Documents, and to the payment of all costs and expenses paid or incurred by First Lien Collateral Agent or, solely in the case of an Enforcement Action by a Second Lien Collateral Agent permitted hereunder, by such Second Lien Collateral Agent, in connection with the exercise of any right or remedy hereunder or under the First Lien Collateral Documents or Second Lien Collateral Documents, as applicable;

(ii) Second, to the other First Lien Claims until the First Lien Claims are Paid in Full in accordance with the First Lien Loan Documents;

(iii) Third, to the extent not paid pursuant to clause (i), above, to Second Lien Collateral Agents’ costs and expenses of sale, collection or other realization with respect to the Collateral, including reasonable compensation to Second Lien Collateral Agents and their agents and counsel, all expenses, liabilities and advances made or incurred by Second Lien Collateral Agents in connection therewith, all amounts for which Second Lien Collateral Agents are entitled to indemnification under the Second Lien Note Documents, all advances made by the Second Lien Collateral Agents under the Second Lien Note Documents for the account of a Debtor and to the payment of all costs and expenses paid or incurred by Second Lien Collateral Agents in connection with the exercise of any right or remedy hereunder or under the Second Lien Collateral Documents;

(iv) Fourth, to the other Second Lien Claims until the Second Lien Claims are Paid in Full in accordance with the Second Lien Note Documents;

(v) Fifth, to any amounts owing the First Lien Secured Parties under the First Lien Loan Documents that do not constitute First Lien Claims due to the limitation set forth in clause (iv) of the definition of First Lien Claims; and

(vi) Sixth, to Debtors as their interests may appear or as otherwise required by applicable law.

(b) General Provisions Regarding Distributions.

(i) If Proceeds of Collateral pursuant to a realization of Collateral described in clause (a) above shall be received by any Second Lien Secured Party before all First Lien Claims have been Paid in Full, such Proceeds shall be segregated and held in trust and forthwith paid or delivered by such Second Lien Secured Party to First Lien Collateral Agent on behalf of First Lien Secured Parties, or their representative or representatives, for application to the payment or repayment of all First Lien Claims, to the extent necessary to Pay in Full all First Lien Claims after giving effect to any concurrent payment or distribution, or provision therefor, to First Lien Secured Parties.

(ii) In connection with the distribution of Proceeds of Collateral with respect to Letters of Credit that have not been Paid in Full, (A) such Letters of Credit shall be deemed fully drawn, (B) such Proceeds in an amount not to exceed 105% of the aggregate face amount of such Letters of Credit shall be held as Collateral in an account controlled by First Lien Collateral Agent, (C) if any such Letter of Credit is thereafter drawn, such Proceeds held as Collateral therefore shall be applied to reimburse the issuer thereof in accordance with the First Lien Loan Documents, and (D) if any Letter of Credit terminates or otherwise expires without being fully drawn, such Proceeds held in respect of such Letter of Credit shall be applied in accordance with clause (a) above.

(iii) All payments by the applicable Agent to Secured Parties on account of realizations upon Collateral shall be made (A) in the case of First Lien Claims, to First Lien Collateral Agent for distribution to First Lien Secured Parties in accordance with the First Lien Loan Documents, and (B) in the case of Second Lien Claims, to the applicable Second Lien Collateral Agent for distribution to Second Lien Secured Parties in accordance with the Second Lien Note Documents.

7. Amendment of First Lien Loan Documents and Second Lien Note Documents.

(a) Until the First Lien Claims are Paid in Full in accordance with the First Lien Loan Documents and the First Lien Hedge Agreements, and notwithstanding anything to the contrary contained in the Second Lien Note Documents, neither Second Lien Holders nor any Second Lien Collateral Agent shall, without the prior written consent of First Lien Collateral Agent (acting with the concurrence of such First Lien Lenders as may be required under the First Lien Credit Agreement), agree to amend, supplement or otherwise change the terms of any Second Lien Note Document or any related or replacement document, or make any payment consistent with an amendment thereof or change thereto, if such amendment, supplement or change contravenes the terms of this Agreement or if the effect of such amendment, supplement or change is to increase the interest rate on the Senior Second Lien Secured Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change any covenant (or definition used therein) to make such covenant more restrictive, change the redemption, prepayment or defeasance provisions thereof, add to the collateral securing the Senior Second Lien Secured Notes, or otherwise, if the effect of such amendment, supplement or change is to increase the obligations of or restrictions applicable to any Debtor or its subsidiaries or to confer any additional rights on any Second Lien Secured Party. For the avoidance of doubt, nothing herein shall be deemed to require any consent from any Second Lien Secured Party or from any Second Lien Collateral Agent, or otherwise limit any right of any First Lien Secured Party, to amend, supplement, otherwise change or waive any rights under any of the First Lien Loan Documents or any First Lien Hedge Agreements.

(b) In the event First Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Lien Collateral Document without the consent of or action by any Second Lien Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing property subject to the Lien of any Second Lien Collateral Document, except to the extent that a release of such Lien is permitted by Section 9 hereof, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of Second Lien Secured Parties shall not apply to the Second Lien Collateral Documents without the consent of the applicable Second Lien Collateral Agent (other than with respect to amendments, modifications or waivers that secure additional extensions of credit or add additional secured creditors which, in each case, do not violate the express provisions of the Second Lien Note Documents) and (iii) notice of such amendment, waiver or consent shall be given to the applicable Second Lien Collateral Agent prior to its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

8. Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of Secured Parties in those types or items of Collateral in which a security interest may be perfected by possession or control, each Agent hereby appoints the other Agent as its agent for the limited purpose of possessing or controlling on its behalf any such Collateral that may come into the possession or control of such other Agent from time to time, and each Agent agrees to act as the other Agent’s agent for such limited purpose of perfecting such other Agent’s security interest by possession or control through an agent (such possession by such agent being intended to satisfy the requirements of Section 24(1) of the PPSA and equivalent sections of comparable legislation in other applicable jurisdictions), provided, that this Section 8 shall not create a fiduciary relationship in respect of any Secured Parties, no Agent shall incur any liability to any other Agent by virtue of acting as such other Agent’s agent hereunder, and either Agent may relinquish possession or control of Collateral in accordance with the terms of the applicable Credit Document without the consent of the other Agent (except that, in the case of any relinquishment of possession or control of Collateral by a Second Lien Collateral Agent prior to the First Lien Claims being Paid in Full, such Second Lien Collateral Agent shall only relinquish possession or control of such Collateral to the First Lien Collateral Agent), and without incurring liability to the other Agent, except as otherwise provided herein or unless there is an express written agreement to the contrary in effect between Agents. Without limiting the foregoing, the First Lien Collateral Agent shall have the right to possess or control any such Collateral until such time as the First Lien Claims are Paid In Full (and, prior to the time the First Lien Claims are Paid In Full, each Second Lien Collateral Agent shall relinquish possession or control of any such Collateral in its possession or under its control to First Lien Collateral Agent promptly upon written request). Promptly following the First Lien Claims being Paid In Full, if the Indenture remains in effect, the First Lien Collateral Agent shall deliver to Trustee (or such Second Lien Collateral Agent as Trustee may direct) all items of Collateral in the possession of the First Lien Collateral Agent pursuant to the First Lien Collateral Documents or as a court of competent jurisdiction otherwise directs.

9. Releases of Security Interests.

(a) Second Lien Secured Parties will cooperate and provide any necessary or appropriate releases with respect to the Collateral to permit an Enforcement Action by First Lien Collateral Agent or any receiver appointed by or at the request of First Lien Secured Parties (or any of them), free and clear of Second Lien Secured Parties’ Lien.

(b) In the event of a sale or other disposition of Collateral by a Debtor in accordance with the terms of the Indenture and the First Lien Loan Documents, with the consent of First Lien Secured Parties or any sale described in Section 5(e), if such First Lien Secured Parties are releasing their first priority Lien in connection therewith, the Lien of Second Lien Secured Parties on such Collateral shall be automatically released and discharged, with no further action or consent by any Second Lien Secured Party, to the extent the Lien of First Lien Secured Parties on such Collateral is released and discharged, and each Second Lien Collateral Agent shall promptly execute and deliver any releases or other documents reasonably requested by First Lien Collateral Agent to evidence such release and discharge at the sole cost and expense of the Debtors; provided that the Liens of Secured Parties in such Collateral shall attach to the Proceeds of such sale or other disposition, and the provisions of this Agreement shall be otherwise applicable to such Proceeds (including any provisions with respect to priority of Liens in such Proceeds, or application thereof to the Claims of Secured Parties).

(c) Until the First Lien Claims are Paid in Full, each Second Lien Collateral Agent, for itself and on behalf of Second Lien Secured Parties, hereby irrevocably constitutes and appoints First Lien Collateral Agent and any officer or agent of First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Collateral Agent or such holder or in First Lien Collateral Agent’s own name, from time to time in First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 9, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 9, including any endorsements or other instruments of transfer or release. This appointment is coupled with an interest, shall survive an Insolvency or Liquidation Proceeding (or the commencement thereof), and is irrevocable until the First Lien Claims are Paid in Full.

(d) Second Lien Secured Parties agree that First Lien Secured Parties may refrain from enforcing Second Lien Secured Parties’ Lien in the Collateral, permit the use or consumption of such Collateral by a Debtor free of such Second Lien Secured Parties’ Lien, or, subject to the limitations set forth in Section 9(b), above, release the Second Lien Secured Parties’ Lien on the Collateral, in each case to the same extent that First Lien Secured Parties refrain from enforcing their own Lien, permit the use or consumption of such Collateral by a Debtor free of their own Lien, or release their own Lien, without incurring any liability to Second Lien Secured Parties.

10. Insurance.

Unless and until the First Lien Claims are Paid in Full, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Debtors under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any expropriation or similar proceeding (or any deed in lieu of expropriation) affecting the Collateral. Unless and until the First Lien Claims are Paid in Full and, subject to the rights of the Debtors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of expropriation) if in respect to the Collateral shall be paid and distributed in accordance with Section 6 and, if any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the First Lien Collateral Agent to be distributed accordingly.

11. When Payment in Full of First Lien Claims Deemed to Not Have Occurred. If, at any time after the First Lien Claims are Paid in Full, the Company promptly thereafter enters into any refinancing or replacement of any First Lien Loan Documents evidencing a First Lien Claim which refinancing or replacement is permitted by clause (2) of the definition of the term “Permitted Indebtedness” as defined in the Indenture as in effect on the date hereof, then such Payment in Full of First Lien Claims shall automatically be deemed not to have occurred for purposes of this Agreement and, from and after the date on which the New First Lien Debt Notice is delivered to the Trustee in accordance with the next sentence, the obligations under such refinancing or replacement of the First Lien Loan Documents shall automatically be treated as First Lien Claims for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the new documents entered into in connection with such refinancing or replacement shall automatically be treated as First Lien Loan Documents for all purposes of this Agreement, and the collateral agent under such new

First Lien Loan Documents shall automatically be treated as the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into one or more new First Lien Loan Documents (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), each Second Lien Collateral Agent shall, at the sole cost and expense of the Debtors, promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide, evidence or confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and (b) deliver to the New Agent any pledged Collateral in its possession together with any necessary endorsements. The New Agent shall agree in a writing addressed to the Second Lien Collateral Agents and the Second Lien Secured Parties to be bound by the terms of this Agreement, as so amended or supplemented. If the new First Lien Claims under the new First Lien Loan Documents are secured by property of the Debtors constituting Collateral that does not also secure the Second Lien Claims, then the Second Lien Claims shall be secured at such time by a second priority Lien on such property to the same extent provided in the Second Lien Collateral Documents and this Agreement.

12. Collateral Records. If in the exercise of its respective rights, any Secured Party shall receive possession or control of any Collateral Records which contain information relating to any property of any Debtor, such Secured Party shall notify the Agents that it has received such Collateral Records and shall, as promptly as practicable thereafter, make available to such Agents such Collateral Records for inspection and/or duplication, all subject to any confidentiality restrictions, if any, made in favor of the Debtors in the Credit Documents.

13. Waiver of Right to Require Marshaling. Each Secured Party hereby expressly waives any right that it otherwise might have to require any other Secured Party to marshal property or to resort to or realize upon Collateral in any particular order or manner, whether provided for by common law, statute or equity (notwithstanding that the order, manner and type of realization may affect the amount of proceeds recoverable by any or all of the Secured Parties). No Secured Party shall be required to make a demand under or enforce any guaranty or any Lien given by any Person as a condition precedent or concurrent to the taking of any Enforcement Action.

14. Obligations Unconditional.

(a) First Lien Obligations Unconditional. All rights and interests of First Lien Collateral Agent and the other First Lien Secured Parties hereunder, and all agreements and obligations of Second Lien Collateral Agents, the other Second Lien Secured Parties, Company and the other Debtors hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First Lien Loan Document or any First Lien Hedge Agreement;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Claims, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, renewal or restatement of any First Lien Loan Document or any First Lien Hedge Agreement;

(iii) until the First Lien Claims have been Paid in Full, any exchange, release, voiding, avoidance, subordination, postponement or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Lien Claims or any guarantee or guaranty thereof;

(iv) any Insolvency or Liquidation Proceeding (or the commencement of any such proceeding) in respect of any Debtor; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Debtor in respect of the First Lien Claims, or of any Second Lien Collateral Agent, any other Second Lien Secured Party or any Debtor in respect of this Agreement (other than Payment in Full).

(b) Second Lien Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights and interests of the Second Lien Collateral Agents and the other Second Lien Secured Parties hereunder, and all agreements and obligations of First Lien Collateral Agent, the other First Lien Secured Parties, Company and the other Debtors hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Second Lien Note Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Claims, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, renewal or restatement of any Second Lien Note Document;

(iii) any exchange, release, voiding, avoidance, subordination, postponement or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Lien Claims or any guarantee or guaranty thereof;

(iv) any Insolvency or Liquidation Proceeding (or the commencement of any such proceeding) in respect of any Debtor; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Debtor in respect of the Second Lien Claims, or of First Lien Collateral Agent, any other First Lien Secured Party or any Debtor in respect of this Agreement (other than payment in full in cash of the Second Lien Claims).

15. Exercise of Remedies; No Liability. Subject to any express provision of this Agreement that requires a Secured Party to take or refrain from taking an action, (a) each

Secured Party may exercise its good faith discretion with respect to exercising or refraining from exercising any of its rights and remedies or taking any Enforcement Action, and (b) each Secured Party agrees that no Secured Party shall incur any liability to any other Secured Party for taking or refraining from taking any action with respect to the Collateral so long as such Secured Party exercises its discretion in good faith. Each Secured Party further agrees that the other Secured Parties shall have no duty (express, implied, fiduciary or otherwise) to it in respect of the maintenance or preservation of the Collateral.

16. PPSA Notices. In the event that any Secured Party shall be required by the PPSA or any other applicable law to give any notice to any other Secured Party, such notice shall be given in accordance with Section 20(e) hereof and, as between Secured Parties, ten days’ notice shall be conclusively deemed to be commercially reasonable and sufficient notice unless the PPSA expressly requires a longer notice period.

17. Preference Issues. If any Debtor makes a payment to a First Lien Secured Party in respect of its First Lien Claims and if such First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) to turn over or otherwise pay to the estate of any Debtor any amount of such payment as a preference or otherwise (a “Recovery”), then the First Lien Claims shall be revived to the extent of such Recovery and continue in full force and effect as First Lien Claims entitled to the benefits of this Agreement, as if such payment had not been received by such First Lien Secured Party. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

18. Amendments; Waivers; Termination. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by First Lien Collateral Agent and the Second Lien Collateral Agents then party hereto, and, solely if such amendment, modification, supplement, termination, consent or waiver is adverse to or otherwise increases or makes more burdensome the obligations of a Debtor, consent of such Debtor; provided, however, that a Debtor shall be deemed to have given its consent five Business Days after the date notice of any such amendment, modification, supplement, termination, consent or waiver has been delivered to such Debtor unless such consent is expressly refused by such Debtor prior to such day. The First Lien Collateral Agent, each Second Lien Collateral Agent and the Debtors may rely on the signature of the other as conclusive evidence that such party was acting on instructions of such First Lien Lenders as were required under the First Lien Credit Agreement or on instructions of such Second Lien Holders as were required under the Indenture, as applicable. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

19. Purchase Right. Without in any way limiting the rights of the First Lien Secured Parties to take any action not expressly prohibited by this Agreement, including any Enforcement Action, at any time prior to the Payment in Full of the First Lien Claims and following (i) an acceleration of the First Lien Claims under the First Lien Credit Agreement (or any other First

Lien Claims, if at such time all obligations under the First Lien Credit Agreement have been Paid in Full and all commitments thereunder terminated), or (ii) the commencement of an Insolvency or Liquidation Proceeding, the First Lien Secured Parties will offer the Second Lien Secured Parties the option to purchase, all, but not less than all, of the aggregate amount of outstanding First Lien Claims outstanding at the time of purchase at par, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment Agreement (as such term is defined in the First Lien Credit Agreement)). One or more of the Second Lien Secured Parties shall accept such offer within twenty (20) days of the receipt thereof and the parties shall endeavor to close promptly thereafter but in all events no more than twenty (20) days after the making of the offer. If one or more of the Second Lien Secured Parties accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Trustee, and all costs and expenses of closing any such purchase (including the costs and expenses relating to the preparation of the aforementioned documentation, including reasonable fees and expenses of counsel to the First Lien Secured Parties) shall be paid by the Second Lien Secured Parties as a condition precedent to the closing of any such purchase. If no Second Lien Secured Party or Parties accept such offer within the period set forth above, or any such Second Lien Secured Party that accepts such offer fails to close the purchase of the First Lien Claims within the time frame provided for above, the First Lien Secured Parties shall have no further obligations pursuant to this Section 19 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

20. Miscellaneous.

(a) All terms used in this Agreement and not otherwise defined herein shall have the meanings as set forth in the PPSA as in effect from time to time. Except as otherwise provided herein, priority shall be in accordance with the provisions of the PPSA or other applicable law.

(b) This Agreement shall be binding upon, inure to the benefit of and be enforceable by First Lien Collateral Agent on behalf of itself and First Lien Secured Parties, and each Second Lien Collateral Agent on behalf of itself and Second Lien Secured Parties, and in each case their respective successors and assigns, including, in relation to any replacement agreement or facility existing at any time to refund, refinance, replace, refund or renew (including subsequent or successive refinancings, replacements, refundings and renewals whether with the same or new lenders) the First Lien Credit Agreement or the Indenture. Each party hereto represents and warrants that it is authorized to enter into this Agreement.

(c) This Agreement is intended by the parties as a final expression of their agreement relating to the subject matter hereof and is intended as a complete statement of the terms and conditions of their agreement relating to the subject matter hereof.

(d) No failure or delay on the part of any Secured Party in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

(e) Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile. Unless otherwise specified in a notice delivered in accordance with the foregoing provisions of this Section 20(e), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated on the signature pages hereof.

(f) This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

(g) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS IN EFFECT IN THE PROVINCE OF ALBERTA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

(i) Anything contained in this Agreement to the contrary notwithstanding, each party to this Agreement shall no longer be a party from and after such time as all of the obligations owing such party from Debtors as contemplated hereunder (other than Unasserted Obligations) shall have ceased to be outstanding by virtue of the final and irrevocable payment in full thereof or the cancellation thereof or delivery for cancellation or cash collateralization thereof in accordance with their terms.

(j) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this agreement, and that it will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 20(J) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(k) In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents, the First Lien Hedge Agreements or the Second Lien Note Documents, the provisions of this Agreement shall govern and control; provided that, notwithstanding any other provision hereof, nothing in this Agreement shall affect, impair or otherwise limit any rights or obligations of the Debtors under the Credit Documents and applicable law.

(l) Trustee agrees not to appoint any sub-collateral agent pursuant to Section 7.13 of the Indenture, unless such sub-collateral agent agrees to be bound by the terms of this Agreement as a Second Lien Collateral Agent.

(m) Nothing in the St. Paul Priority Agreement shall affect the rights or obligations of the parties hereto with respect to each other under this Agreement or the relative priorities of the First Lien Claims and the Second Lien Claims established hereby.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GE CANADA FINANCE HOLDING COMPANY, as First Lien Collateral Agent

By:	/s/ Stephen B. Smith
Name: Stephen B. Smith
Title: President

Notice Address:
GE Canada Finance Holding Company, as Collateral Agent 100 California Street, 10th Floor San Francisco, California 94111 Attention: Daniel Shapiro, Global Sponsor Finance Facsimile: (415) 277-7443

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Melissa Scott
Name: Melissa Scott
Title: Vice President

Notice Address:
Wells Fargo Bank, N.A. 505 Main Street Fort Worth, Texas 76102 Attention: Melissa Scott Fax: (817) 885-8650

COMPUTERSHARE TRUST COMPANY OF CANADA, as Sub-Collateral Agent

By:	/s/ Tina F. Vitale
Name: Tina F. Vitale
Title: Professional, Corporate Trust Officer

By:	/s/ Nelia Andrade
Name: Nelia Andrade
Title: Manager, Corporate Trust Services

Notice Address:

Attention: Louis-Philippe Marineau, LL.B.

Professional, Corporate Trust Corporate Trust

Services

Computershare Trust Company of Canada

1500 University, Suite 700

Montreal, Quebec H3A 3S8

Telephone: (514) 982-7888 ext.7501

Fax: (514) 982-7677

CONSENT OF DEBTORS AND AGREEMENT TO BE BOUND

Each of the undersigned Debtors has read the foregoing Agreement and consents thereto and agrees to be bound thereby. Each of the undersigned Debtors agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that no Secured Party shall have any liability to any Debtor for acting in accordance with the provisions of the foregoing Agreement. Each Debtor understands that the foregoing Agreement is for the sole benefit of First Lien Secured Parties and Second Lien Secured Parties and their respective successors and assigns, and that such Debtor is not, except as expressly provided in the foregoing Agreement, an intended beneficiary or third party beneficiary thereof.

Dated as of May 19, 2005

NORTH AMERICAN ENERGY PARTNERS INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN CONSTRUCTION GROUP INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN CONSTRUCTION LTD.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN CAISSON LTD.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN ENGINEERING INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN ENTERPRISES LTD.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN INDUSTRIES INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN MAINTENANCE LTD.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN MINING INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN PIPELINE INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN ROAD INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN SERVICES INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

GRIFFITHS PILE DRIVING INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN SITE DEVELOPMENT LTD.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NORTH AMERICAN SITE SERVICES INC.

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Treasurer

NACG FINANCE LLC

By:	/s/ Chris Hayman
Name: Chris Hayman
Title: Secretary

Notice Address for each of the Debtors listed above:
c/o North American Energy Partners Inc. Zone 3, Acheson Industrial Area 2-53016 Highway 60 Acheson, Alberta T7X 5G7 Facsimile: (780) 960-7103 Attention: Vincent Gallant